Exhibit 10.42

FIRST AMENDMENT TO OWNER AGREEMENT

THIS FIRST AMENDMENT TO OWNER AGREEMENT (“First Amendment”) is being entered into as of November 10, 2004, by and among MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership with a mailing address at 814 East Main Street, Richmond, Virginia 23219 (“Pool 1 Lessor”); AHM RES II LIMITED PARTNERSHIP, a Virginia limited partnership with a mailing address at 814 East Main Street, Richmond, Virginia 23219 (“Lessee”); AHT RESIDENCE INN II LIMITED PARTNERSHIP, a Virginia limited partnership with a mailing address at 814 East Main Street, Richmond, Virginia 23219 (“Pool 2 Lessor”); AHT CAROLINA LIMITED PARTNERSHIP, a Virginia limited partnership with a mailing address at 814 East Main Street, Richmond, Virginia 23219 (“Residual Lessor”) (Pool 1 Lessor, Pool 2 Lessor and Residual Lessor referred to herein jointly and severally, as “Lessor”); and RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation with a mailing address at 10400 Fernwood, Bethesda, MD 20817 (“Manager”).

RECITALS:

WHEREAS, Pool 1 Lessor owns fee simple title to eleven (11) Inns, currently operated under the trade name “Residence Inn” or “Residence Inn by Marriott” or “Marriott Residence Inn,” described on Exhibit A attached to this Agreement and incorporated herein (these eleven (11) Inns collectively referred to herein as the “Pool 1 Inns” or, individually, as a “Pool 1 Inn”).

WHEREAS, Pool 2 Lessor owns fee simple title to ten (10) Inns, currently operated under the trade name “Residence Inn” or “Residence Inn by Marriott” or “Marriott Residence Inn,” described on Exhibit A attached to this Agreement and incorporated herein (these ten (10) Inns collectively referred to herein as the “Pool 2 Inns” or, individually, as a “Pool 2 Inn”).

WHEREAS, Residual Lessor owns fee simple title to two (2) Inns, currently operated under the trade name “Residence Inn” or “Residence Inn by Marriott” or “Marriott Residence Inn”, described on Exhibit A attached to this Agreement and incorporated herein (these two (2) Inns collectively referred to herein as the “Residual Inns” or individually, as a “Residual Inn”) (the aggregate twenty three (23) Inns consisting of the Pool 1 Inns, the Pool 2 Inns and the Residual Inns collectively referred to herein as the “Inns” or, individually as an “Inn.”

WHEREAS, each Lessor has leased its respective Inns to Lessee, and Lessee has leased the Inns from each respective Lessor, pursuant to those certain Lease Agreements of even date hereof and described more fully on Exhibit B attached to this Agreement (together and singularly, the “Lease”).

WHEREAS, Manager operates and manages the Inns pursuant to that certain Amended and Restated Management Agreement dated as of August 28, 2002, as amended by that certain First Amendment to Amended and Restated of Management Agreement (“First Amendment”) dated as of even date hereof (“Management Agreement”).

WHEREAS, the Amended and Restated Management Agreement for the Residence Inn by Marriott Hotel located in Shreveport/Bossier City, Louisiana (“Bossier Inn”) dated August 28, 2002 has been terminated pursuant to that certain Termination Agreement of even date hereof.

WHEREAS, pursuant to the First Amendment, the term “Inns”, as used in the Management Agreement, has been amended to include the Bossier Inn.

WHEREAS, the Pool 1 Lessor, Lessee and Manager entered into that certain Owner Agreement dated as of August 28, 2002. The term “Owner Agreement” shall mean and refer to the Owner Agreement dated as of August 28, 2002, as amended by this Agreement.

WHEREAS, the parties are entering into this Agreement in connection with Lessor’s and Lessee’s loan transactions with Wachovia Bank, National Association, a national banking association (“Lender”), resulting in One Hundred Thirty-Five Million Dollars ($135,000,000.00)

in loans secured by, among other things, mortgages, deeds of trust or security instruments that encumber title to certain of the Inns.

WHEREAS, each Lessor is indirectly owned by Apple Hospitality Two, Inc. (“Apple Hospitality”), and Manager, at the request of the Pool 1 Lessor, Pool 2 Lessor, Residual Lessor and Bossier RIBM Two, LLC (prior lessor of the Bossier Inn) and Apple Hospitality, has consented to certain elements of the loan transaction with Lender subject to, among other things: (i) Lessor guarantying the obligations of Lessee under the Management Agreement; and (ii) Lessor agreeing to grant certain protections to Manager in the event the Lease is terminated for any reason.

NOW, THEREFORE, for the mutual covenants and considerations herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

1. Definitions. Capitalized terms not specifically defined herein shall have the meaning provided in the Management Agreement.

2. Lessor Consideration. Lessor hereby acknowledges that: (i) Lessor derives and expects to derive benefits from this Agreement, and (ii) Lessor has determined that Lessor’s execution, delivery and performance of this Agreement directly benefit Lessor, are within the partnership purposes of Lessor, and are in the best interest of Lessor.

3. Acknowledgement of Lease. Manager hereby acknowledges and consents to the lease of Inns from Lessor to Lessee pursuant to the Lease; provided, however, that the Lease shall be substantially the same in form and content as that lease entered into by Pool 1 Lessor as of August 28, 2002, and other than the terms for property, location and rent, the individual Leases for each Inn shall be substantially identical in all material respects. The Lease shall not be construed to impose any additional obligations or liabilities upon Manager, and shall not be construed to modify or amend any of the rights and duties of the parties under the Management Agreement. To the extent that any of the provisions of the Management Agreement impose a greater or inconsistent obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all actions necessary to prevent breaches or defaults under, the relevant provisions of the Management Agreement.

4. Termination of the Lease. The parties agree that the Management Agreement and the rights and benefits of Manager thereunder shall not be terminated or disturbed in any respect except in accordance with the terms of the Management Agreement, and not as a result of any termination of the Lease. Accordingly, if the Lease is terminated for any reason, including, without limitation, expiration of the term thereof or the “rejection” thereof following Bankruptcy (as defined below) of Lessee (collectively, a “Lease Termination”), Lessor: (a) shall recognize Manager’s rights under the Management Agreement, (b) agrees that Manager shall not be named as a party in any eviction or other possessory action or proceeding, and that Manager shall not be disturbed in its right to manage the Inns pursuant to the Management Agreement, and (c) shall at the time of or prior to such Lease Termination either (i) elect not to take either of the actions described in clause (c)(ii) below, in which case all of “Lessee’s” rights, benefits, privileges and obligations under the Management Agreement with respect to periods after the Lease Termination shall be assumed directly by Lessor, or (ii) cause an “Approved Lessee” (as defined below) to (x) succeed to and assume Lessee’s rights and obligations under the Lease, the Management Agreement, and the Owner Agreement, or (y) enter into a new lease with Lessor in substantially the same form as the Lease, and assume the rights and obligations of the Lessee under the Management Agreement and the Owner Agreement, the intent being that the relationship between any successor Lessee, Lessor and Manager be under the same terms and conditions as the relationship between Lessee, Lessor and Manager hereunder and under the Management Agreement and the Lease. Any successor to Lessee under clause (c)(ii) above shall be subject to Manager’s prior written approval, which approval shall not be withheld or delayed if such successor to Lessee is (i) a person or entity to whom a Sale of the Inns is permitted under Section 18.01 (A) of the Management Agreement, or (ii) a person or entity who otherwise is approved by Manager in its sole discretion (an “Approved Lessee”). .

5. Guaranty. Lessor shall be liable for the complete and satisfactory payment and performance of each and every obligation of Lessee as “Lessee” under the Management

Agreement (the “Guarantied Obligations”). Lessor hereby absolutely, irrevocably, and unconditionally guaranties that the Guarantied Obligations which are monetary obligations shall be paid when due and payable and that the Guarantied Obligations which are performance obligations shall be fully performed at the times and in the manner such performance is required by the Management Agreement. This guaranty is an absolute, irrevocable, and unconditional guaranty of payment and performance and the liability of the Lessor hereunder shall be absolute and unconditional irrespective of: (i) any lack of validity, irregularity or enforceability of the Management Agreement or the Owner Agreement; (ii) any change in the time, manner, place or any other term or condition of payments due under the Management Agreement or the Owner Agreement, or any other amendment or waiver of, or consent to, any departure from the Management Agreement or the Owner Agreement; (iii) any failure of Manager to enforce the provisions of the Management Agreement or the Owner Agreement against Lessee; or (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, of any of the Guarantied Obligations (other than because, or to the extent, the same have been previously discharged in accordance with the terms of the Management Agreement). If all or any part of the Guarantied Obligations shall not have been paid when due and payable or performed at the time performance is required, Lessor (without first requiring the Manager to proceed against Lessee, Lessor or any other party or any other security) shall pay or cause to be paid to Manager the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Management Agreement) or perform or cause to be performed such obligations in accordance with the Management Agreement, within ten (10) Business Days after receipt of written notice from the Manager of the failure by Lessee to make such payment or render such performance; provided, however, that, notwithstanding the foregoing, Lessor shall have the right, in connection with a demand by Manager for payment by Lessor of Guaranteed Obligations, to assert any defenses or claim of Lessee under the Management Agreement with respect to such Guaranteed Obligations. If for any reason Lessor fails to perform or cause to be performed such obligations, Manager shall have the right to exercise any and all of the remedies available at law or in equity and Lessor hereby agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by Manager in enforcing its rights under the Owner Agreement. The guaranty contained in the Owner Agreement: (i) is a continuing guaranty and shall remain in full force and effect until the indefeasible satisfaction and discharge in full of Lessee’s obligations as “Lessee” under the Management Agreement and Lessor’s and Lessee’s obligations under the Owner Agreement, and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment under the Management Agreement or the Owner Agreement becomes unrecoverable from Lessee by operation of law or for any other reason or must otherwise be returned by Manager upon the insolvency, bankruptcy or reorganization of Lessor or Lessee.

6. Obligation to Terminate Lease Upon Lessee Default under Management Agreement. Upon receiving a written request from Manager to do so (and provided that Manager has sent to Lessor a notice as described in Section 5 above with respect to the applicable Default), Lessor shall terminate the Lease if an Event of Default by Lessee has occurred under the Management Agreement. In terminating the Lease pursuant to this Section 6, Lessor shall issue its notice of termination to Lessee promptly following its receipt of Manager’s request therefor. Lessor shall thereafter promptly initiate, and thereafter diligently and continuously prosecute, such actions as may be required to confirm such Lease termination and repossess the Inns, including, without limitation, instituting such legal action as may be necessary to accomplish same. Upon Lessor’s termination of the Lease in accordance with this Section 6, Lessor shall thereupon be obligated to comply with the provisions of Section 4 applicable upon a Lease Termination.

7. Agreements Relating to Tenancy. In order to address the fact that Lessee’s interest in the Site and the Inns is leasehold, and to address certain other related matters, the parties agree to the following modifications of the Management Agreement, to be effective for so long as Lessee’s interest in the Site and Inns is held through tenancy title as that of Lessee:

A. Subject to the terms of the Management Agreement, Lessor and Lessee covenant and agree, and Manager acknowledges, that: (i) Lessor holds, and shall have, keep and maintain throughout the term of the Management Agreement, good and marketable fee title to the Inns and Site; (ii) Lessee holds, and shall have, keep and maintain throughout the term of the Management Agreement, leasehold title to the Inns and Site free and clear of any and all liens, encumbrances or other charges, except for those specifically set forth in Section 3.01.A. of the Management Agreement.

B. In connection with any “Sale of the Inns” that is consented to by Manager under Article XVIII of the Management Agreement, Lessor and Lessee agree that an agreement in form and substance similar to this Agreement will be required in order to ensure that Manager will incur no greater liability, cost or risk of termination of the Management Agreement as a result of such “Sale of the Inns”.

C. If Lessor hereafter encumbers the Site and/or the Inns with a Mortgage, the Subordination Agreement required in Article XVII of the Management Agreement with respect to such Mortgage shall be modified (i) to account for the facts that Lessor (rather than Lessee) has encumbered the Site and/or the Inns with such Mortgage, and (ii) to provide that the parties’ rights and obligations under such Subordination Agreement shall, as applicable, apply to both the Management Agreement and this Agreement.

8. Additional Lessor Obligations.

A. Lessor agrees to fully and timely comply with all notice requirements set forth in Section 18.01 of the Management Agreement on each occasion that Lessor receives a bona fide written offer for a Sale of an Inn that it desires to accept. Lessor further acknowledges and agrees that any failure by Lessor to timely provide notice to Manager as set forth in Section 18.01 of the Management Agreement with respect to a bona fide written offer for a Sale of an Inn shall extinguish any right of Lessor to enter such Sale.

B. Lessor agrees, where applicable, upon request by Manager, not to unreasonably withhold, condition or delay the prompt signing, without charge, of applications for licenses, permits or other instruments necessary for operation of each Inn, which applications shall be prepared by Manager as necessary from time to time.

9. Certain Provisions Regarding Bankruptcy. In the event the Lease shall be rejected on behalf of Lessor under Section 365 of the United States Bankruptcy Code (“Code”) or any other applicable law or authority (“Rejection”), Lessee shall promptly notify Manager in writing of such Rejection and Lessee shall, as directed by Manager, either treat the Lease as terminated by such Rejection or retain its rights under the Lease as permitted by the Code or other applicable law or authority. In the event the Management Agreement is terminated as a result of Rejection on behalf of Lessee, the Management Agreement will remain effective with respect to Lessor, and Lessor shall, if directed by Manager (but only to the extent such right may be exercised under the Code or other applicable law and authority), terminate the Lease, subject to the provisions of Section 4 hereof. Lessor and Lessee each agree that it will not join in any involuntary petition against the other under the Code or any other similar federal or state law providing for debtor relief, without the consent of Manager.

10. Term. The term of the Owner Agreement shall run concurrently with the term of the Management Agreement.

11. Required Assignment. In connection with any Sale of the Inns which includes a transfer of Lessor’s and/or Lessee’s title in the Site and/or the Inns, Lessor and Lessee agree that the successors to their respective titles in the Site and/or the Inns shall also assume their respective rights and obligations under the Owner Agreement and shall cause such successor(s) to assume such rights and obligations pursuant to an assumption of the Owner Agreement reasonably acceptable to Manager.

12. Notices. All notices and other communications provided for hereunder shall be in writing, and shall be sent or delivered by the methods and to the addresses for Lessor, Lessee and Manager as required under the Management Agreement.

13. Miscellaneous.

A. Modification of this Agreement. No amendment, modification, alteration or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom enforcement of such amendment is sought, and no waiver of any provision of this Agreement by any party hereto, and no consent to any departure therefrom by any party hereto, shall be effective unless it is in writing and signed by the party against whom enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

B. No Waiver. No failure by any party hereto to exercise, and no delay in exercising, any right under the Management Agreement or the Owner Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right.

C. Remedies Cumulative. The rights and remedies of any party hereto provided in the Management Agreement and the Owner Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law or equity.

D. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

E. Severability. The invalidity, illegality or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity, legality or enforceability of the remaining portions of this Agreement.

F. Entire Agreement. The Owner Agreement, together with the Management Agreement (including any letter agreements between or among the parties), and the Lease, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; provided, however, that this Agreement amends the Owner Agreement and the terms and provisions hereof shall supersede and govern over any inconsistent terms or provisions contained in the Owner Agreement. All references to “Lessor” in the Owner Agreement shall mean and refer to the Pool 1 Lessor, the

Pool 2 Lessor and the Residual Lessor, as defined herein. All terms and provisions of the Owner Agreement not expressly modified herein are hereby confirmed and ratified and remain in full force and effect, and, as amended hereby, constitute valid and binding obligations of all parties to this Agreement.

G. Successors and Assigns. The parties hereto shall not assign or transfer or permit the assignment or transfer of the Owner Agreement without the prior written consent of the other parties hereto, except that Lessee and Manager shall each have the right and obligation to assign its respective interest in the Owner Agreement to any party to which its respective interest in the Management Agreement may be assigned under the terms of the Management Agreement, and Lessor shall have the right and obligation to assign its interest in the Owner Agreement to any party to which its interest in the Site and Inn may be assigned, subject to the requirements of the Management Agreement.

H. Captions. The captions and headings of the sections and subsections of this Agreement are for purposes of convenience and reference only and shall not limit or otherwise affect the meaning hereof.

I. Time of the Essence. Time shall be of the essence in the performance of the Owner Agreement.

J. Incorporation of Recitals. The recitals hereto are incorporated herein as part of this Agreement.

K. Counterparts – This Agreement may be executed in counterparts, each of which, taken together with the others, shall constitute the original.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date first written above.

POOL 1 LESSOR:

MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP,

a Delaware limited partnership AHT RES II GP, INC., as general partner

By:	/s/ David McKenney

Name:	David McKenney

Title:	Vice President

LESSEE:

AHM RES II LIMITED PARTNERSHIP

a Virginia limited partnership

AHM RES II GP, INC., as general partner

By:	/s/ David McKenney

Name:	David McKenney

Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

MANAGER:

RESIDENCE INN BY MARRIOTT, INC., a Delaware corporation,

By:	/s/ M. Lester Pulse, Jr.

Name:	M. Lester Pulse, Jr.

Title:	Vice President

POOL 2 LESSOR:

AHT RESIDENCE INN II LIMITED PARTNERSHIP

a Virginia limited partnership

AHT RESIDENCE INN II, GP, INC., as general partner

By:	/s/ David McKenney

Name:	David McKenney

Title:	Vice President

RESIDUAL LESSOR:

AHT CAROLINA LIMITED PARTNERSHIP

a Virginia limited partnership

AHT CAROLINA GP, INC., as general partner

By:	/s/ David McKenney

Name:	David McKenney

Title:	Vice President

Exhibit A

Residence Inn By Marriott, Inc.

Inns in Pool 1

1) Arcadia, California

Huntington Drive and Second Street just off I-210

Arcadia, California

2) Irvine, California

Alton Pkwy and Morgan near I-5 and I-405

Irvine, California

3) Boca Raton, Florida

525 NW 77th Street

Boca Raton, Florida 33487

4) Jacksonville, Florida

Interstate 95 and Baymeadows Exit

8365 Dix Ellis Trail

Jacksonville, Florida 32256

5) St. Petersburg/ Clearwater, Florida

5050 Ulmerton Road

Clearwater, Florida 34620

6) Pensacola, Florida

7230 Plantation Road

Pensacola, Florida 32504

7) Chicago / Deerfield, Illinois

Corporate 500 Drive

Deerfield, Illinois 60015

8) Greensboro, North Carolina

2000 Veasley Street

Greensboro, North Carolina 27407

9) Philadelphia/Berwyn, Pennsylvania

600 West Swedesford Road

Berwyn, Pennsylvania 19312

10) Columbia, South Carolina

150 Stoneridge Drive

Columbia, South Carolina 29221

11) Lubbock, Texas

2551 South Loop 289

Lubbock, Texas 79423

Inns in Pool 2

1) Birmingham, Alabama

#3 Greenhill Parkway at U.S. Hwy. 280

Birmingham, Alabama 35243

2) Placentia, California

700 West Kimberly

Placentia, California 92670

3) Shreveport/Bossier City, Louisiana

1001 Gould Drive

Bossier City, Louisiana 71111

4) Boston/Danvers, Massachusetts

U.S. Route 1

Danvers, Massachusetts

5) Kalamazoo, Michigan

I-94 and Portage Road

Kalamazoo, Michigan

6) Jackson, Mississippi

881 East River Place

Jackson, Mississippi 39202

7) Santa Fe, New Mexico

1698 Galisteo Street

Santa Fe, New Mexico 87501

8) Las Vegas, Nevada

Paradise Road and Convention Center Drive

Las Vegas, Nevada

9) Akron, Ohio

120 Montrose West Avenue

I-77 at Route 18

Akron, Ohio 44321

10) Memphis East, Tennessee

6141 Poplar Pike

Memphis, Tennessee 38119

Residual Inns

1) Charlotte North, North Carolina

8503 U.S. Highway 29

Charlotte, North Carolina 28213

2) Spartanburg, South Carolina

9011 Fairforest Road

Spartanburg, South Carolina 29305

Exhibit B

Leases

Pool 1:

1) Las Vegas, Nevada – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

2) Santa Fe, New Mexico – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

3) Placienta, California – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

4) Boston/Danvers, Massachusetts – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

5) Akron, Ohio – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

6) Birmingham, Alabama – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

7) Jackson, Mississipps – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

8) Kalamazoo, Michigan – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

9) Shreveport/Bossier City, Louisiana – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

10) Memphis, Tennessee – That certain lease dated November         , 2004 between AHT Residence Inn II Limited Partnership, a Virginia limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

Pool 2:

1) Arcadia, California – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

2) Irvine, California – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

3) Chicago/Deerfield, Illinois – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

4) Berwyn/Valley Forge, Pennsylvania – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

5) Columbia, South Carolina – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

6) Greensboro, North Carolina – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

7) Jacksonville, Florida – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

8) Clearwater/St. Pete, Florida – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

9) Boca Raton, Florida – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

10) Pensacola, Florida – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

11) Lubbock, Texas – That certain lease dated November         , 2004 between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (“Lessor”), and AHM Res II Limited Partnership, a Virginia limited partnership (“Lessee”).

Residual:

1) Charlotte, North Carolina – That certain lease dated November         , 2004 between Apple Hospitality Two, Inc., a Virginia corporation (“Lessor”), and                     , a                      (“Lessee”).

2) Spartanburg, South Carolina – That certain lease dated November         , 2004 between Apple Hospitality Two, Inc., a Virginia corporation (“Lessor”), and                     , a                      (“Lessee”).